Exhibit 10.(ii)

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, made as of the 12th day of June 2012, by and among PENNW WOODS BANCORP, INC. (“Penns Woods”), a Pennsylvania business corporation, JERSEY SHORE STATE BANK (“JSSB”), a Pennsylvania banking institution and wholly owned subsidiary of Penns Woods (Penns Woods and JSSB are sometimes referred to herein collectively as the “Employer”), and RICHARD A. GRAFMYRE (“Executive”), an adult individual.

BACKGROUND

1.             Penns Woods, JSSB and Executive are presently parties to an employment agreement, dated as of October 29, 2010 (the “Employment Agreement”).

2.             Penns Woods, JSSB and Executive have agreed to certain modifications to the Employment Agreement.

AGREEMENT:

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.             Amendment of Section 3(a) of the Employment Agreement.  Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         This Agreement shall be for a period (the “Employment Period”) commencing on the date of this Agreement and ending on May 31, 2015; provided, however, that, commencing on June 1, 2015 and on June 1 of each succeeding year (each an “Annual Renewal Date”), the Employment Period shall be automatically extended for one (1) additional year from the applicable Annual Renewal Date, unless the Employer or Executive shall give written notice of nonrenewal to the other party at least sixty (60) days prior to an Annual Renewal Date, in which event this Agreement shall terminate at the end of the then existing Employment Period.  Neither the expiration of the Employment Period, nor the termination of this Agreement, shall affect the enforceability of the provisions of Sections 7, 8 and 9.”

2.             Amendment of Section 3(b) of the Employment Agreement.  Subsection (vii) of Section 3(b) of the Employment Agreement is hereby deleted.

3.             Amendment of Section 4(h) of the Employment Agreement.  The last sentence of Section 4(h) of the Employment Agreement is hereby deleted.

4.             Ratification of Agreement.  Except as otherwise provided in this Amendment to Employment Agreement, all terms and conditions of the Employment Agreement remain in full force and effect, and nothing contained in this Amendment to Employment Agreement shall be deemed to alter or amend any provision of the Employment Agreement except as specifically provided herein.  References in the Employment Agreement to the “Agreement” shall be deemed to be references to the Agreement as amended hereby.

5.             Waiver. No provision of this Amendment to Employment Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and the Employer.  No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Amendment to Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.             Assignment.  This Amendment to Employment Agreement shall not be assignable by any party, except by the Employer to any affiliated company or to any successor in interest to its business.

7.             Entire Agreement.  This Amendment to Employment Agreement contains the entire agreement of the parties relating to the subject matter hereof.

8.             Applicable Law.  This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

PENNS WOODS BANCORP, INC.

	By	/s/ Ronald A. Walko

	Attest:	/s/ Brian Knepp

(“Penns Woods”)

JERSEY SHORE STATE BANK

	By	/s/ Ronald A. Walko

	Attest:	/s/ Brian Knepp

(“JSSB”)

Witness:

/s/Kimberly R. Yale	/s/ Richard A. Grafmyre
Richard A. Grafmyre
(“Executive”)